    PLAN OF REORGANIZATION AND AGREEMENT AND PLAN OF MERGER


     This Plan of Reorganization and Agreement of Merger (hereinafter called the "Merger Agreement") is made as of January 11, 1999, by and between NewSouth Bancorp, Inc., a Delaware corporation ("NewSouth Delaware") and NewSouth Bancorp, Inc., a Virginia corporation ("NewSouth Virginia"). NewSouth Delaware and/or NewSouth Virginia, when reference is made to the entity irrespective of the state of incorporation, is sometimes herein referred to as the "Company."

                          WITNESSETH:

     WHEREAS, NewSouth Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, NewSouth Virginia is a corporation duly organized and existing under the laws of the Commonwealth of Virginia;

     WHEREAS, as of the date of this Merger Agreement, NewSouth Delaware has authority to issue 8,000,000 shares of common stock, par value $.01 per share, of which 4,040,844 shares are issued and outstanding; and 1,000,000 shares of preferred stock, par value $.01 per share, none of which are issued or outstand-ing;

     WHEREAS, as of the date of this Merger Agreement, NewSouth Virginia has authority to issue 8,000,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding and owned by NewSouth Delaware; and 1,000,000 shares of preferred stock, par value $.01 per share, none of which are issued or outstanding;

     WHEREAS, the respective Boards of Directors of NewSouth Delaware and NewSouth Virginia have determined that, for the purpose of effecting the reincorporation of NewSouth Delaware in the Commonwealth of Virginia, it is advisable and to their advantage and the advantage of their respective stockholders that NewSouth Delaware merge with and into NewSouth Virginia upon the terms and conditions herein provided; and

     WHEREAS, the respective Boards of Directors of NewSouth Delaware and NewSouth Virginia have approved this Merger Agreement and have directed that this Merger Agreement be submitted to the vote of their respective stockholders.

                           AGREEMENT

     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that NewSouth Delaware shall merge with and into NewSouth Virginia on the following terms, conditions and other provisions:

                   I. TERMS AND CONDITIONS

     1.1 Merger. Subject to approval of the respective stockholders of NewSouth Delaware and NewSouth Vifginia and the receipt of all required regulatory approvals, NewSouth Delaware shall be merged with and into NewSouth Virginia (the "Merger"), and NewSouth Virginia shall be the surviving corporation, effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

     1.2 Succession. Upon the Effective Date, NewSouth Virginia shall succeed to all of the rights, privileges, powers and property of NewSouth Delaware in the manner of and as more fully set forth in Section 13.1-721 of the Virginia Stock Corporation Act.

     1.3 Common Stock of NewSouth Delaware. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $.01 per share, of NewSouth Delaware outstanding immediately prior thereto shall be changed and converted into one fully paid and non-assessable share of the common stock of NewSouth Virginia, par value $.01 per share.

     1.4 Common Stock of NewSouth Virginia. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, the 100 shares of common stock, par value $.01 per share, of NewSouth Virginia outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

     1.5 Stock Certificates. Upon and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of common stock, par value $.01 per share, of NewSouth Delaware shall be deemed for all purposes to evidence ownership of and to represent the shares of common stock, par value $.01 per share, of NewSouth Virginia into which the shares of NewSouth Delaware represented by such certificates have been converted as herein provided. The registered owner on the books and records of NewSouth Virginia or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to NewSouth Virginia or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of NewSouth Virginia evidenced by such outstanding certificate as above provided.

     1.6 Options. Upon the Effective Date, NewSouth Virginia will assume and continue NewSouth Delaware's 1997 Stock Option
Plan, and the outstanding and unexercised portions of all

options and rights to buy common stock, par value $.01 per share, of NewSouth Delaware shall become options or rights for the same number of shares of common stock, par value $.01 per share, of NewSouth Virginia, with no other changes in the terms and conditions of such options or rights, including exercise prices, and effective upon the Effective Date, NewSouth Virginia hereby assumes the outstanding and unexercised portions of such options and rights and the obligations of NewSouth Delaware with respect thereto.

     1.7 Restricted Stock Awards. Upon the Effective Date, NewSouth Virginia will assume and continue NewSouth Delaware's Management Recognition Plan, and awarded but unvested shares of restricted common stock, par value $.01 per share, of NewSouth Delaware shall become the same number of shares of awarded but unvested restricted common stock, par value $.01 per share, of NewSouth Virginia, with no other changes in the terms and conditions of such restricted stock awards, including vesting schedules and rights to receive dividend payments, and effective upon the Effective Date, NewSouth Virginia hereby assumes the obligations of NewSouth Delaware with respect to the Management Recognition Plan and awards made by NewSouth Delaware there-under.

     1.8 Other Employee Benefit Plans. Upon the Effective Date, NewSouth Virginia will assume all obligations of NewSouth Delaware under any and all employee benefit plans in effect as of the Effective Date or with respect to which employee rights or accrued benefits are outstanding as of the Effective Date.

         II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Articles of Incorporation and Bylaws. The Articles of Incorporation of NewSouth Virginia in effect on the Effective Date (a copy of which is attached hereto and incorporated herein by this reference), shall continue to be the Articles of Incorporation of NewSouth Virginia. The Bylaws of NewSouth Virginia in effect on the Effective Date shall continue to be the Bylaws of NewSouth Virginia.

     2.2 Directors. The directors of NewSouth Virginia immediately preceding the Effective Date shall remain the directors of NewSouth Virginia on and after the Effective Date. Such directors of NewSouth Virginia shall hold office in the classes and for the terms as in effect immediately prior to the Effective Date, and until their successors are elected and qualified or their prior resignation, removal or death.

     2.3 Officers. The officers of NewSouth Virginia shall remain the officers of NewSouth Virginia upon the Effective Date and shall serve until their successors are elected and qualified or their prior resignation, removal or death.

                   III. MISCELLANEOUS

     3.1 Further Assurances. From time to time, as and when required by NewSouth Virginia or by its successors and assigns, there shall be executed and delivered on behalf of NewSouth



Delaware such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to vest or perfect, or to conform of record or otherwise, in NewSouth Virginia the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of NewSouth Delaware, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of NewSouth Virginia are fully authorized in the name of and on behalf of NewSouth Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     3.2 Amendment. At any time before or after approval by the stockholders of NewSouth Delaware, this Merger Agreement may be amended in any manner (except that Section 1.3, 1.4 and 2.1 and any of the other principal terms hereof as set forth in Section 251(d) of the Delaware General Corporation Law may not be amended without the approval of the stockholders of NewSouth Delaware) as may be determined in the judgment of the respective Boards of Directors of NewSouth Delaware and NewSouth Virginia to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement; provided, however, that the Merger Agreement may not be amended after stockholder approval if such amendment would (i) alter or change the amount or kind of shares or other consideration to be received by stockholders in the Merger; (ii) alter or change any term of the Articles of Incorporation of NewSouth Virginia; (iii) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the stockholders; or (iv) otherwise violate applicable law.

     3.3 Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either NewSouth Delaware or NewSouth Virginia or both, notwithstanding the approval of this Merger Agreement by the stockholders of NewSouth Delaware.

     3.4 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.



     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Boards of Directors of NewSouth Delaware and NewSouth Virginia, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.


                                   NEWSOUTH BANCORP, INC.,
                                   a Delaware corporation



Corporate Seal                     By:/s/ Thomas A. Vann
                                   -----------------------
                                      Thomas A. Vann

Attest:

/s/ William L. Wall
---------------------------
William L. Wall
Secretary

                                   NEWSOUTH BANCORP, INC.,
                                   a Virginia corporation



Corporate Seal                     By:/s/ Thomas A. Vann
                                      -----------------------
                                      Thomas A. Vann

Attest:

/s/ William L. Wall
--------------------------
William L. Wall
Secretary


                                   5